Exhibit 99.1

AGY Holding Corp. Announces 2009 Second Quarter Consolidated Results

and Earnings Conference Call

AIKEN, SOUTH CAROLINA—(August 18, 2009) — AGY Holding Corp. (“AGY” or the “Company”) reports its 2009 second quarter results, including the impact of the recent acquisition of 70% of Main Union Industrial Ltd (“AGY Shanghai”), which occurred on June 10, 2009. The Company filed a Form 12b-25 with the Securities and Exchange Commission to obtain a five-day extension for the filing of its quarterly report on Form 10-Q in order to complete the consolidated financial statements, which includes the preliminary determination of the impact of the acquisition. The Company anticipates filing the Form 10-Q on August 19, 2009.

Summary Financial Performance

Including the Recent Acquisition

($ in millions)

	Quarter Ended June 30,			Year-to-date June 30,
	2009		2008	2009	2008
Net sales	$32.8		$64.1	$72.4	$122.0
Income (loss) from operations	(56.6)		7.3	(56.3)	11.6
Net income (loss)	(55.2)		0.8	(57.9)	(0.6)
Net income (loss) attributable to AGY Holding Corp.	(55.0)		0.8	(57.7)	(0.6)

Non-GAAP measures:
EBITDA(1) Adjusted EBITDA (1)	(53.6 (6.5	) )	10.7 14.2	(49.5 2.3)	18.4 24.9
Adjusted EBITDA attributable to AGY Holding Corp.(2)	(6.5)		14.2	2.3	24.9
Adjusted EBITDA margin attributable to AGY Holding Corp (3)	(19.8)%		22.2%	3.2%	20.4%

See Appendix D where EBITDA and Adjusted EBITDA are defined and reconciled from net income (loss) determined under GAAP.

(1)	Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance.

(2)	Adjusted EBITDA attributable to AGY Holding Corp. excludes the portion of Adjusted EBITDA attributable to the noncontrolling interest.
(3)	Adjusted EBITDA margin attributable to AGY Holding Corp. is calculated by dividing Adjusted EBITDA attributable to AGY Holding Corp. by net sales.

Net sales in the second quarter of 2009 were $32.8 million, which includes $1.4 million of revenue generated by AGY Shanghai following the recent acquisition. Not taking into account the impact of the acquisition, revenue in the second quarter decreased by $32.7 million, or 50.9%, when compared to the second quarter of 2008. The global economic downturn, lower defense revenue and the de-stocking initiatives by many of our customers were the primary drivers of this decrease. Revenue generated by AGY Shanghai was favorably impacted by improved demand in the Asian electronics markets. The reported revenue for AGY Shanghai was for the period from the acquisition closing date of June 10, 2009 through June 30, 2009. Net sales, including the $1.4 million of revenue associated with AGY Shanghai, were $72.4 million for the first six months of 2009, representing a decrease of 41% over the comparable period of 2008.

The Company reported a loss from operations for the second quarter of 2009 of $56.6 million, compared to income from operations of $7.3 million reported in the second quarter of 2008. The results for the second quarter of 2009 were significantly impacted by a non-cash impairment charge on goodwill of $44.5 million. In addition to the non-cash impairment charge, results in the second quarter of 2009 were negatively impacted by soft demand across all market segments and an unfavorable product mix associated with lower defense shipments. Additionally, management’s decision to reduce production capacity in order to improve liquidity in the second quarter of 2009 resulted in approximately $7.6 million of expenses primarily associated with lower manufacturing efficiencies and the under-absorption of period costs. These expenses were partially offset by significant reductions in manufacturing and selling, general and administrative expenditures. AGY Shanghai reported a net loss of $0.6 million for the period from June 10, 2009 to June 30, 2009. AGY reported a consolidated net loss of $55.0 million and net income of $0.8 million for the second quarters of 2009 and 2008, respectively. The net loss for the six months ended June 30, 2009 was $57.7 million, compared to a net loss of $0.6 million reported for the first six months of 2008.

Adjusted EBITDA is a measurement management uses to measure operating results. The Company had an Adjusted EBITDA loss attributable to AGY Holding Corp. of $6.5 million during the second quarter of 2009, compared to Adjusted EBITDA of $14.2 million for the comparable period of 2008. Results in the second quarter of 2009 were negatively impacted by lower volumes, an unfavorable product mix, and approximately $7.6 million of expenses primarily associated with lower manufacturing efficiencies and the under-absorption of period costs. AGY Shanghai reported a $0.1 million Adjusted EBITDA loss attributable to AGY Holding Corp. for the period from the acquisition closing date of June 10, 2009 through June 30, 2009. Adjusted EBITDA attributable to AGY Holding Corp. was $2.3 million for the first six months of 2009, compared to the $24.9 million reported for the comparable period of 2008.

The Company’s consolidated cash balance as of June 30, 2009 was $2.0 million. Operating activities used $9.7 million during the first six months of 2009 compared to cash provided by operations of $13.4 million during the comparable period of 2008. Lower net income negatively impacted the 2009 cash flows. Investing activities, excluding the net cash consideration paid for the acquisition of AGY Shanghai which was funded by certain of our stockholders through an additional investment in our parent company, used $0.9 million compared to $30.1 million for the first six months of 2008, when AGY purchased $25.1 million of alloy metals related to manufacturing requirements associated with defense programs.

AGY is a leading global producer of fiberglass yarns and high-strength fiberglass reinforcements used in a variety of composites applications. AGY serves a diverse range of markets including aerospace, defense, electronics, construction and industrial. Headquartered in Aiken, South Carolina, AGY has a European office in Lyon, France and manufacturing facilities in the U.S. in Aiken, South Carolina and Huntingdon, Pennsylvania and a controlling interest in a manufacturing facility in Shanghai, China. Additional information and a copy of this press release may be found at the Investor Relations section of the Company’s website, www.agy.com or by email at info@agy.com.

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Certain statements contained in this release are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these risks and uncertainties are general economic and business conditions; the Company’s substantial debt and ability to generate cash flows to service its debt; the Company’s compliance with the financial covenants contained in its various debt agreements; changes in market conditions or product demand (including whether or not the Company is awarded certain new defense contracts that it has sought to obtain); the level of cost reduction achieved through restructuring and capital expenditure programs; changes in energy and raw material costs and availability; downward selling price movements; currency and interest rate fluctuations; increases in the Company’s leverage; the Company’s ability to effectively integrate acquisitions; changes in the Company’s business strategy or development plans; the timing and cost of plant closures; the success of new technology; and increases in the cost of compliance with laws and regulations. Factors that could cause actual results to differ materially from these forward-looking statements include but are not limited to those risk factors listed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. AGY does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Wayne T. Byrne
AGY Holding Corp.
PH: 803-643-1257
wayne.byrne@agy.com

The Company will hold a conference call to discuss the second quarter 2009 results and respond to questions. The details for the call are as follows:

Date: August 19, 2009

Time: 1:30pm EST

Dial-in number: 866-939-3921

International: 678-302-3550

Conference ID: N/A (Operator Assisted)

Please dial in 10-15 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins.

Rebroadcast of this conference will be available two hours after it is complete. Parties who are interested in listening to the rebroadcast may dial 866-939-0581 or 678-302-3540 and when prompted enter pin – 4804300#. At system prompt dial ‘4’ to listen to a previously recorded conference. When prompted, enter confirmation number – 20090813419096#. The rebroadcast will be available through November 13, 2009.

Appendix A.

AGY Holding Corp. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share and per share data)

Assets	June 30, 2009 (Unaudited)	December 31, 2008 (1)
Current assets:
Cash	$2,016	$4,760
Restricted cash	12,140	1,239
Trade accounts receivables, less allowances of $2,789 and $3,604 at June 30, 2009 and December 31, 2008, respectively	18,633	14,023
Inventories, net	39,392	39,992
Deferred tax assets	6,708	6,708
Other current assets	3,698	2,115

Total current assets	82,587	68,837
Property, plant and equipment, and alloy metals, net	237,558	178,880
Intangible assets, net	21,724	21,453
Goodwill	40,526	84,992
Other assets	951	1,325

TOTAL	$383,346	$355,487

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$11,540	$9,494
Accrued liabilities	17,569	17,662
Short-term borrowings	15,822	—
Current portion of long-term debt	1,476	—

Total current liabilities	46,407	27,156
Long-term debt	228,653	191,400
Pension and other employee benefit plans	10,695	10,917
Other liabilities	4,209	—
Deferred tax liabilities	20,011	27,709

Total liabilities	309,975	257,182

Commitments and contingencies
Noncontrolling interest	12,233	—

Shareholder’s equity:
Common stock, $.0001 par value per share; 5,000,000 shares authorized; 1,291,667 shares issued and outstanding	—	—
Additional paid-in capital	122,278	101,729
Accumulated deficit	(61,758)	(4,047)
Accumulated other comprehensive income	618	623

Total shareholder’s equity	61,138	93,865

TOTAL	$383,346	$355,487

(1)    Derived from audited financial statements

Appendix B.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, unless otherwise noted)

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$32,826	$64,069	$72,440	$122,034
Cost of goods sold	40,521	51,721	73,140	100,453

Gross profit (loss)	(7,695)	12,348	(700)	21,581
Selling, general and administrative expenses	3,794	4,912	8,048	9,352
Restructuring charges	207	—	725	—
Amortization of intangible assets	251	465	502	929
Goodwill impairment charge	44,466	—	44,466	—
Other operating (expense) income	(177)	308	(1,867)	319

Income (loss) from operations	(56,590)	7,279	(56,308)	11,619
Other non-operating (expense) income:
Interest expense	(5,253)	(6,017)	(10,384)	(12,636)
Other income (expense), net	24	(87)	1,128	109

Income (loss) before income tax benefit (expense)	(61,819)	1,175	(65,564)	(908)
Income tax benefit (expense)	6,587	(423)	7,655	346

Net income (loss)	(55,232)	752	(57,909)	(562)
Less: Net loss attributable to the noncontrolling interest	(197)	—	(197)	—

Net income (loss) attributable to AGY Holding Corp.	$(55,035)	$752	$(57,712)	$(562)

Appendix C.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands, unless otherwise noted)

	(Unaudited)
	Six Months Ended June 30,
	2009	2008
Cash flow from operating activities:
Net loss	$(57,909)	$(562)
Adjustments to reconcile (net loss) to net cash (used in) provided by operating activities:
Goodwill impairment charge	44,466	—
Depreciation	5,153	5,702
Alloy metals depletion, net	4,765	5,843
Amortization of debt issuance costs	358	362
Amortization of intangibles with definite lives	502	929
Gain on sale, disposal or exchange of property and equipment and alloy metals	(387)	(798)
Gain on early extinguishment of debt	(1,138)	—
Effect of adopting SFAS No. 141(R) for acquisition-related costs	1,098	—
Stock compensation	549	582
Deferred income tax (benefit) expense	(7,698)	709
Changes in assets and liabilities (net of effect of assets acquired and liabilities assumed in acquisition):
Trade accounts receivable	1,662	(1,985)
Inventories	3,176	2,553
Other assets	7	(1,193)
Accounts payable	56	2,171
Accrued liabilities	(4,117)	(1,459)
Pension and other employee benefit plans	(222)	592

Net cash (used in) provided by operating activities	(9,679)	13,446

Cash flows from investing activities:
Purchases of property and equipment and alloy metals	(8,509)	(30,854)
Proceeds from the sale of property and equipment and alloy metals	7,649	1,326
Increase in restricted cash	(1)	(14)
Payment for majority interest business acquisition, net of cash acquired	(18,030)	—
Other investing activities	—	(586)

Net cash used in investing activities	(18,891)	(30,128)

Cash flows from financing activities:
Proceeds from Revolving Credit Facility borrowings	37,025	48,700
Payments on Revolving Credit Facility borrowings	(29,400)	(35,600)
Purchases of Senior Secured Notes	(1,793)	—
Payments on capital leases	—	(146)
Capital contribution	20,000	—

Net cash provided by financing activities	25,832	12,954

Effect of exchange rate changes on cash	(6)	(10)
Net decrease in cash	(2,744)	(3,738)
Cash, beginning of period	4,760	5,204

Cash, end of period	$2,016	$1,466

Appendix D.

AGY Holding Corp. and Subsidiaries

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(Dollars in thousands, unless otherwise noted)

The Company’s management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance. The most directly comparable financial measure determined under GAAP is net income (loss), the calculation of which for the three and six months ended June 30, 2009 and 2008 is set forth on Appendix B.

EBITDA and Adjusted EBITDA (which are defined below) are reconciled from net income (loss) determined under GAAP as follows (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Statement of operations data:
Net income (loss)	$(55,232)	$752	$(57,909)	$(562)
Interest expense	5,253	6,017	10,384	12,636
Income tax (benefit) expense	(6,587)	423	(7,655)	(346)
Depreciation and amortization	2,989	3,466	5,655	6,631

EBITDA	$(53,577)	$10,658	$(49,525)	$18,359

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
EBITDA	$(53,577)	$10,658	$(49,525)	$18,359
Adjustments to EBITDA:
Alloy depletion charge, net	1,723	3,441	4,765	5,871
Non-cash compensation charges	102	234	549	582
Management fees	187	187	375	375
Acquisition-related costs expensed in accordance with SFAS No 141 (R)	786	—	2,440	—
Gain on early extinguishment of debt	—	—	(1,138)	—
Restructuring charges	207	—	725	—
Cost associated with the exit of Anderson facility	—	623	—	623
Goodwill impairment charge	44,466	—	44,466	—
Disposition of assets (gain) & others	(427)	(930)	(389)	(930)

Adjusted EBITDA	(6,533)	14,213	2,268	24,880
Less: Adjusted EBITDA attributable to the noncontrolling interest	(37)	—	(37)	—

Adjusted EBITDA attributable to AGY Holding Corp.	$(6,496)	$14,213	$2,305	$24,880

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Adjusted EBITDA allocated to AGY Holding Corp. breakdown:
AGY U.S.A manufacturing operations	$(6,409)	$14,213	$2,392	$24,880
AGY China manufacturing operations	(87)	—	(87)	—

	$(6,496)	$14,213	$2,305	$24,880

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure used by management to measure operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the result of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, management believes EBITDA provides more comparability between AGY’s historical results and results that reflect purchase accounting and changes in AGY’s capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA (as well as Adjusted EBITDA) may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is a non-GAAP financial measure which is defined as EBITDA further adjusted as permitted and calculated in the manner that consolidated cash flow is calculated under the indenture governing the Company’s senior second lien notes, relative to certain provisions, including but not limited to, restricted payments and incurrence of additional indebtedness.